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                         EXHIBIT 23-A

              CONSENT OF INDEPENDENT ACCOUNTANTS

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            CONSENT OF INDEPENDENT ACCOUNTANTS       Exhibit 23-A



We consent to the incorporation by reference in this registration statement on Form S-3 of our report, which includes an explana-tory paragraph concerning a change in accounting method, dated September 5, 1995, on our audit of the consolidated financial statements of Southern Union Company and Subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the periods ended June 30, 1995 and 1994 and December 31, 1993. We also consent to the reference to our firm under the caption "Experts."




                              COOPERS & LYBRAND L.L.P.

Austin, Texas
April 25, 1996